Exhibit 99.1

COMBIMATRIX STOCKHOLDERS APPROVE SECOND TRANCHE OF SERIES A PREFERRED STOCK FINANCING; ANNOUNCES 1-FOR-10 REVERSE SPLIT OF COMMON STOCK AND NASDAQ-LISTED WARRANTS

IRVINE, California, December 4, 2012 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company performing DNA-based testing services for developmental disorders and cancer diagnostics, today announced that its stockholders approved the sale of shares of the Company’s Series A Preferred Stock associated with a second tranche of the equity financing that was originally announced on October 1, 2012.  Upon closing the first tranche, the Company received gross proceeds of $1.05 million from the investors. The Company filed a proxy statement to seek stockholder approval to raise the remaining $1.45 million, which approval was obtained at a special meeting of stockholders held on November 29, 2012.

The Company also announced that its Board of Directors and stockholders have approved a 1-for-10 reverse split of its common stock, to become effective as of the close of business on December 4, 2012.  As a result of the reverse stock split, a 1-for-10 reverse split of the Company’s Nasdaq-listed warrants also will occur at the same time.

The CombiMatrix Board of Directors implemented the reverse split with the objective of regaining compliance with the minimum bid price listing maintenance requirements of The Nasdaq Capital Market.  The reverse split also will have the effect of increasing the number of shares of common stock available for issuance by the Company.  The Company’s stockholders approved the reverse split at the same special meeting of stockholders.

CombiMatrix Chief Executive Officer Judd Jessup said, “In recent months, we have achieved a number of goals that we expect will strengthen stockholder value, including refocusing the Company’s commercial efforts towards the fast growing prenatal genetic testing market, achieving annualized organic sales growth of greater than 50 percent in that category for the 2012 third quarter, and reducing expenses to a level that significantly lowers our breakeven point.  By going ahead with this reverse split, we expect to regain compliance with the minimum bid price listing maintenance requirements of The Nasdaq Capital Market.”

Computershare Shareowner Services LLC, CombiMatrix’s transfer agent, is acting as the exchange agent for the reverse split.  Stockholders and warrantholders of record as of close of business on December 4, 2012 will receive the forms and notices to exchange their existing shares and/or warrants for the new shares and/or warrants from the exchange agent, or from their bank, broker or other nominee holder.  Stockholders will not receive fractional shares in connection with the reverse stock split.  Instead, stockholders who would otherwise be entitled to receive fractional shares of common stock are entitled to receive cash (without interest or deduction) from the exchange agent in lieu of such fractional shares upon the submission of a letter of transmittal by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s underlying stock certificates.  The cash payment to be received by any such stockholder will be determined by multiplying (x) the closing price per share of the CombiMatrix common stock as reported on The Nasdaq Capital Market on December 4, 2012, by (y) the fraction of one share owned by such stockholder.  Stockholders who hold stock certificates evidencing their shares of CombiMatrix common stock and warrantholders who hold warrant certificates evidencing their Nasdaq-listed warrants of

CombiMatrix are advised that they should not send in their stock certificates or warrant certificates until they receive a letter of transmittal, which will contain detailed instructions for exchanging their existing stock certificates and/or warrant certificates.

The Company expects that the split-adjusted shares of its common stock and its split-adjusted Nasdaq-listed warrants will begin trading on The Nasdaq Capital Market at the open of the market on December 5, 2012.  The Company also expects that its shares will continue to trade under the symbol “CBMX” and its Nasdaq-listed warrants will continue to trade under the symbol “CBMXW,” each with a “D” included as a suffix to the symbol for 20 trading days to signify that the reverse split has occurred.

About CombiMatrix Corporation

CombiMatrix Corporation, through its wholly owned subsidiary, CombiMatrix Molecular Diagnostics, Inc. (CMDX), is a molecular diagnostics laboratory which offers DNA-based testing services to the prenatal, pediatric and oncology markets.  The Company performs genetic testing utilizing Microarray, FISH, PCR and G-Band Chromosome Analysis.  CMDX offers prenatal and pediatric testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies.  CMDX was also the first commercial clinical laboratory in the United States to make comprehensive DNA-based genomic analysis of solid tumors, including breast, colon, lung, prostate and brain tumors, available to oncology patients and medical professionals.  Additional information about CMDX is available at www.cmdiagnostics.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “objective,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding a second tranche of the Company’s Series A Preferred Stock financing, the timing of the effectiveness of the reverse split on The Nasdaq Capital Market and the ability to regain compliance with the minimum bid price listing maintenance requirements of The Nasdaq Capital Market.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to:  our ability to consummate the second tranche of the Series A Preferred Stock financing and the timing of such second tranche; the risks associated with the timing of the effectiveness of the reverse split on The Nasdaq Capital Market and our ability to regain compliance with the minimum bid price listing maintenance requirements of The Nasdaq Capital Market; our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, allow access to samples earlier in the testing continuum, steadily increase the size of our customer rosters in both developmental medicine and oncology; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Investor Relations Contact:
R. Judd Jessup	John Baldissera
President & CEO, CombiMatrix Corporation	BPC Financial Marketing
Tel (949) 753-0624	Tel (800) 368-1217

Media Contact:
Len Hall
VP, Media Relations
Allen & Caron
Tel (949) 474-4300
len@allencaron.com